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                                                                   EXHIBIT 10.3


                                   LOAN AGREEMENT

                                   July 31, 1999



Horizon Pharmacies, Inc.
275 West Princeton Drive
Princeton, Texas  75407

Ladies and Gentlemen:

       This Loan Agreement (the "LOAN AGREEMENT") will serve to set forth the terms of the financing transactions by and between HORIZON PHARMACIES, INC., a Delaware corporation ("BORROWER"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("BANK"):

     1. LINE OF CREDIT. Subject to the terms and conditions set forth in this Loan Agreement, the Tri-Party Agreement of even date herewith between Borrower, Bank and Guarantor (as hereinafter defined) and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "LOAN DOCUMENTS"), Bank hereby agrees to lend to Borrower (the "LINE OF CREDIT"), on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing the credit facility from time to time, such amounts as Borrower may request hereunder, PROVIDED, HOWEVER, the total principal amount outstanding at any time under the Line of Credit shall not exceed $7,000,000.00 (the "COMMITTED SUM"). If at any time the aggregate principal amount outstanding under the Line of Credit exceeds the Committed Sum, Borrower agrees to immediately repay to Bank such excess amount, plus all accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. The sum advanced under the Line of Credit shall be used for working capital and general corporate purposes, excluding acquisitions.

All advances under the Line of Credit shall be collectively called the "LOANS". Bank reserves the right to require Borrower to give Bank not less than one (1) business day prior notice to each requested advance under the Line of Credit, specifying (i) the aggregate amount of such requested advance, (ii) the requested date of such advance, and (iii) the purpose for such advance, with such advances to be requested in a form satisfactory to Bank.

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     2.     PROMISSORY NOTE.  The Line of Credit shall be evidenced by a promissory note (such promissory note, together with any renewals, extensions and increases thereof, the "NOTE") duly executed by Borrower and payable to the order of Bank, in form and substance acceptable to Bank. Interest on the Note shall accrue at a rate set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Loan Agreement.

     3. GUARANTOR. As a condition precedent to the Bank's obligation to make the Loans to Borrower, Borrower agrees to cause McKesson HBOC, Inc. (the "GUARANTOR") to execute and deliver to Bank contemporaneously herewith a guaranty agreement, in form and substance satisfactory to Bank (the "GUARANTY"). In the event the Guaranty is terminated for any reason, or Bank believes that Guarantor will fail to honor the Guaranty with respect to funded amounts or future advances under the Line of Credit, Bank shall have no further obligation to make advances under the Line of Credit.

     4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants, and upon each request for an advance under the Line of Credit, further represents and warrants, to Bank as follows:

            (a) EXISTENCE. Borrower is a corporation duly organized, validly existing and in good stand standing under the laws of the State of Delaware and all other states where it is doing business (except where failure to qualify would not have a material adverse effect on Borrower), and has all requisite power and authority to execute and deliver the Loan Documents.

            (b) BINDING OBLIGATIONS. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

            (c) NO CONSENT. The execution, delivery and performance of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of its articles of certificate of incorporation or bylaws, if Borrower is a corporation, or its partnership agreement, if Borrower is a partnership, or any agreement or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

            (d) FINANCIAL CONDITION. Each financial statement of Borrower supplied to the Bank truly discloses and fairly presents Borrower's financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or

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       results of operations of Borrower subsequent to the date of the most recent financial statement supplied to the Bank.

            (e) LITIGATION. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

            (f) TAXES; GOVERNMENTAL CHARGES. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

     5. CONDITIONS PRECEDENT TO ADVANCES. Bank's obligation to make any advance under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (i) all representations and warranties made to Bank in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date, (ii) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Bank by Borrower shall have occurred and be continuing, (iii) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), and (iv) Bank's receipt of all Loan Documents appropriately executed by Borrower and all other proper parties.

     6. AFFIRMATIVE COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Bank shall otherwise consent in writing:

            (a) ACCOUNTS AND RECORDS. Maintain its books and records in accordance with generally accepted accounting principles.

            (b) RIGHT OF INSPECTION. Permit Bank to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times.

            (c) RIGHT TO ADDITIONAL INFORMATION. Furnish Bank with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Bank may reasonably request from time to time.

            (d) COMPLIANCE WITH LAWS. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply in all material respects with all statutes, rules, regulations and/or ordinances imposed by any governmental

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       unit upon Borrower its businesses, operations and properties (including, without limitation, all applicable environmental statutes, rules, regulations and ordinances).

            (e) TAXES. Pay and discharge when due all of its indebtedness and obligations, including, without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind of nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

            (f) INSURANCE. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker's compensation, business interruption and other insurance deemed necessary or otherwise reasonably required by Bank.

            (g) NOTICE OF INDEBTEDNESS. Promptly inform Bank of creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

            (h) NOTICE OF LITIGATION. Promptly after the commencement thereof, notify Bank of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties to the extent any such action, suit or proceeding could reasonably expected to have a financial impact on Debtor in excess of $100,000.00.

            (i)      NOTICE OF MATERIAL ADVERSE CHANGE.  Promptly inform Bank of
       (i) any and all material adverse changes in Borrower's financial condition, and (ii) all claims made against Borrower which could materially affect the financial condition of Borrower.

            (j) ADDITIONAL DOCUMENTATION. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

     7. NEGATIVE COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Bank:

            (a) NATURE OF BUSINESS. Make any material change in the nature of its business as carried on as of the date hereof.

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            (b)      LIQUIDATIONS, MERGERS, CONSOLIDATIONS.  Liquidate, merge or consolidate with or into any other entity, unless Borrower is the surviving entity.

            (c) SALE OF ASSETS. Sell, transfer or otherwise dispose of any of its assets or properties, other than (i) in the ordinary course of business or (ii) the grant of security interest to Guarantor.

            (d) CHANGE IN MANAGEMENT. Permit a change in the senior management of Borrower.

            (e) LOANS. Make any loans to any person or entity, other than loans to employees which do not exceed $25,000.00 in the aggregate per fiscal year.

            (f) TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliates (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "AFFILIATE" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

     8. REPORTING REQUIREMENTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will, unless Bank shall otherwise consent in writing, furnish to Bank:

            (a) INTERIM FINANCIAL STATEMENTS. As soon as available, and in any event within fifteen (15) days after filing with the Securities and Exchange Commission, a Quarterly Report on Form 10-Q, including a balance sheet, income statement and cash flow statement of Borrower.

            (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within fifteen (15) days after filing with the Securities and Exchange Commission, an Annual Report on Form 10-K.

            (c) OTHER REPORTS. As soon as available, and in any event within fifteen (15) days after filing with the Securities and Exchange Commission, any Current Report on Form 8-K of Borrower.

     9. EVENTS OF DEFAULT. Each of the following shall constitute an "EVENT OF DEFAULT" under this Loan Agreement:

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            (a)      The failure, refusal or neglect of Borrower to pay when due any part of the principal of, or interest on, the Note or any other indebtedness or obligations owing to Bank by Borrower from time to time, if such failure continues for ten (10) days.

            (b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents (including, without implied limitation, the failure of Guarantor to comply with the reporting obligations set out in the Guaranty), if such failure continues for twenty (20).

            (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Bank and Borrower.

            (d) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect.

            (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower to any third party (including Guarantor) under any agreement or understanding.

            (f) If Borrower or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as such debts become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession;
       (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "APPLICABLE BANKRUPTCY LAW") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party.

            (g) The liquidation, dissolution, merger and consolidation of Borrower or any Obligated Party.

            (h) The entry of any judgment against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in excess of

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

       $200,000.00, if undischarged, unbonded or undismissed within thirty (30) days after such entry.

            (i) The failure of Guarantor to maintain, as of the end of each calendar quarter, a Moody's Unsecured Debt rating of "Baa" or better, or a Standard and Poor's rating of "BBB" or better.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term "OBLIGATED PARTY", as used herein, shall mean any party other than Borrower who securities, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidence by the Note.

     10. REMEDIES. Upon the occurrence of any one or more of the foregoing Events of Default, (a) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Bank by Borrower at such time shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Bank may, at its option, cease further advances under the Note; PROVIDED, HOWEVER, concurrently and automatically with the occurrence of an Event of Default under SUBPARAGRAPH
(f) in the immediately preceding paragraph (i) further advances under the Note shall cease, and (ii) the Note and all other indebtedness owing to Bank by Borrower at such time shall, without any action by Bank, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest of notice of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

     11. RIGHTS CUMULATIVE. All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

     12. WAIVER AND AGREEMENT. Neither the failure nor any delay on the part of Bank to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

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     13.    BENEFITS.  This Loan Agreement shall be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

     14. NOTICES. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

     15. CONSTRUCTION. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND SHALL BE PERFORMABLE BY THE PARTIES HERETO IN THE COUNTY IN TEXAS WHERE THE BANK'S ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF IS LOCATED.

     16. INVALID PROVISIONS. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

     17. EXPENSES AND FEES. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Bank's rights upon the occurrence of Event of Default. Upon execution of this Agreement, Borrower shall pay all costs and expenses, including Bank's legal fees, incurred in connection with the closing of the Line of Credit, and an origination fee of $10,000.00. In addition, Borrower shall pay to Bank an unused fee, for the period commending on the date of this Agreement and ending on and including the maturity date of the Note evidencing the Line of Credit, computed at a rate equal to one-fifth of one percent (.2%) per annum, calculated on the daily average unused portion of the Line of Credit, such fee being payable quarterly in arrears on the last calendar day of each calendar quarter and on the maturity date of the Note.

     18. PARTICIPATION OF THE LOANS. Borrower agrees that Bank may, at its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions, and in connection with each such sale, Bank may disclose any financial and other information available to Bank concerning Borrower to each perspective purchaser.

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     19.    ENTIRE AGREEMENT.  This Loan Agreement (together with the other
Loan Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

     20. CONFLICTS. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

     21. COUNTERPARTS. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

     22. ARBITRATION. Bank and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Loan Agreement, the Notes or any other Loan Document or otherwise, including, without limitation, contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association.
Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration' agreement or be prohibited by this arbitration agreement. The arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing, upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for the purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretatin, and enforcement of this arbitration provision.

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     23.    JURY WAIVER.  TO THE EXTENT PERMITTED UNDER APPLICABLE LAW THE
UNDERSIGNED AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

     If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

                                   Very truly yours,

                                   BANK ONE, TEXAS, N.A.


                                   By:   /s/ Julie Smith
                                      -------------------------------------
                                   Name:     Julie Smith
                                        -----------------------------------
                                   Title:    Vice President
                                         ----------------------------------

                                   BANK'S ADDRESS:

                                   1717 Main Street, 3rd Floor
                                   Dallas, Texas 75201
                                   Attn:  Julie Smith

     ACCEPTED as of the date first written above.

                                   BORROWER:

                                   HORIZON PHARMACIES, INC.,
                                   a Delaware corporation


                                   By:   /s/ John N. Stogner
                                      -------------------------------------
                                   Name:     John N. Stogner
                                        -----------------------------------
                                   Title:    CFO/Treasurer
                                         ----------------------------------

                                   BORROWER'S ADDRESS:

                                   531 West Main Street
                                   Suite 100
                                   Denison, Texas 75020


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